UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

Signify Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40028	85-3481223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4055 Valley View Lane, Suite 700, Dallas, TX 75244

(Address of principal executive offices, including zip code)

(972) 715-3800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	SGFY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 31, 2022, Signify Health, Inc. (the “Company”) held a virtual special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive proxy statement of the Company prepared in connection with the Merger Agreement (as defined below) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 30, 2022, which was first mailed to the Company’s stockholders on September 30, 2022.

As of the close of business on September 26, 2022, the record date for the stockholders entitled to vote at the Special Meeting, there were a total of 235,752,184 shares of Class A Common Stock of the Company, par value $0.01 per share (“Class A Common Stock”) and Class B common stock of the Company, par value $0.01 per share (“Class B Common Stock” and together with Class A Common Stock, “Company Stock”), outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 204,733,545 shares of Company Stock, representing approximately 86.84% of the total shares of Company Stock issued and outstanding and entitled to vote, were present or represented by proxy, constituting a quorum to conduct business.

Proposal 1: Proposal to adopt the Agreement and Plan of Merger, dated September 2, 2022 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among the Company, CVS Pharmacy, Inc. (“CVS”), and Noah Merger Sub, Inc., a wholly owned subsidiary of CVS (“Merger Subsidiary”).

Set forth below are the voting results for the proposal to approve the adoption of the Merger Agreement, which was adopted by the Company’s stockholders:

Votes Cast For	Votes Cast Against	Abstentions
204,032,879	4,824	695,842

Proposal 2: Proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Set forth below are the voting results for the proposal to adjourn the Special Meeting, which proposal was approved by the Company’s stockholders:

Votes Cast For	Votes Cast Against	Abstentions
201,790,863	2,052,967	889,715

Adjournment of the Special Meeting was deemed not necessary because there were sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signify Health, Inc.

Date: November 1, 2022	By:	/s/ Steve Senneff
Steve Senneff
President and Chief Financial & Administrative Officer